Exhibit 99.1
CHANGE IN CONTROL COMPENSATION AGREEMENT
This Change in Control Compensation Agreement (the “Agreement”) is effective as of August 6, 2015 between Tecumseh Products Company, a Michigan corporation (the “Company”), and [_______________________] (“Participant”).
RECITALS
A.    Participant is currently the Company’s [TITLE].
B.    The Company and Participant desire to provide for the effect of a change in control of the Company on severance after a termination without cause or for good reason, and on the annual cash incentives and equity-based compensation payable to Participant.
C.    [With respect to only the CEO] In the event of a Change in Control of the Company (defined below) followed by a termination of Participant without cause or for good reason, Participant is willing to enter into a covenant not to compete against the Company for a specified period in exchange for the Company making a payment to Participant equal to the reasonable value of such noncompetition covenant.

Therefore, the Company and Participant agree as follows:
1.Definitions. As used in this Agreement, the following terms shall have the following meanings:
1.1    “Award” means individually or collectively, (i) a grant or award to Participant under the Tecumseh Products Company 2014 Omnibus Incentive Plan (the “2014 Plan”) of Restricted Stock Units (as defined in the 2014 Plan), regardless of whether subject to performance conditions, Options, including Non-qualified Stock Options (as such terms are defined in the 2014 Plan), and Performance Units (as defined in the 2014 Plan), and (ii) a grant or award to Participant under the Tecumseh Products Company Long-Term Incentive Cash Award Plan (the “LTI Cash Plan”), of Awards, including a SAR or a Phantom Share Award (as such terms are defined in the LTI Cash Plan).
1.2    “Cause” means, Participant’s (i) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or would likely result, in imprisonment of the Participant or demonstrable and serious economic injury to the Company or any of its Affiliates, (ii) dishonesty or willful commission or omission of any action that constitutes a failure to perform the material duties of the Participant’s position or has caused, or will likely cause, demonstrable and serious economic injury to the Company or any of its Affiliates which is not cured within 30 days after written notice from the Company specifying the details of such action(s), or (iii) material breach of this Agreement, which is not cured within 30 days after written notice from the Company specifying the details of such breach(es).

1.3    “Change in Control” shall be deemed to have occurred if the conditions set forth in the following paragraph shall have been satisfied on or before December 31, 2015, as a result of the actions taken pursuant to the Agreement and Plan of Merger, dated August 5, 2015, among the Company, MA Industrial JV LLC and MA Industrial Sub Inc. (the “Merger Agreement”):
1.3.1    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of more than 50% of the voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”).
Notwithstanding the preceding, a “Change in Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly-traded company to a privately-held company (provided that transactions pursuant to the Merger Agreement shall not be excluded).
Notwithstanding the preceding, to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any Award subject to Section 409A of the Internal Revenue Code of 1986, as amended (a “409A Award”), a “Change in Control” shall not be deemed to have occurred unless such “Change in Control” is also a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described in Treas. Reg. Section 1.409A-3(i)(5).
1.4    “Disability” or “Disabled” means with respect to Participant, a condition under which Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
A Participant shall not be deemed to be Disabled as a result of any condition that:
1.4.1    was contracted, suffered, or incurred while Participant was engaged in, or resulted from such Participant having engaged in, a felonious activity; or
1.4.2    resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan.
The Disability of Participant and the date on which Participant ceases to be employed by reason of Disability shall be determined by the Company, in accordance with uniform principles consistently applied, on the basis of such evidence as the Company’s Compensation Committee (the “Committee”) and the Company deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan. The Committee or the Company shall have the right to require a Participant to submit to an examination by physicians and to submit to such reexaminations as the Committee or the Company shall require in order to make a determination concerning the Participant’s physical or mental condition; provided, however, that a Participant may not be required to undergo a medical examination more often than once each 180 days. If any Participant engages in any occupation or employment (except for rehabilitation as determined by the Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Committee, on the recommendation of the Company, determines on the basis of a medical examination that a Participant no longer has a Disability, or if a Participant refuses to submit to any medical examination properly requested by the Committee or the Company, then in any such event, the Participant shall be deemed to have recovered from such Disability.
To the extent that the Disability is a payment event under a 409A Award, definition of “Disability” in Treas. Reg. Section 1.409A.-3(i)(4) shall apply and cannot be changed.
1.5    “Good Reason” means, (A) change in compensation, responsibilities, status, title or duties which represents a material reduction in Participant’s compensation, responsibilities, status, title or duties; or (B) any relocation of Participant’s place of employment to a location that is beyond a 50-mile radius of the Company’s Ann Arbor headquarters; provided that, upon the occurrence of any of the events described in clauses (A) and (B) above, Participant has provided written notice to the Company within 45 days of the occurrence of such event or events that Participant intends to resign by reason thereof and the Company has not cured such matter within 30 days following the delivery of such notice, and Participant resigns within 30 days of the Company’s failure to cure such matter.
2.    Change in Control Severance and Noncompetition Covenant.
2.1    Severance Upon Termination Without Cause. If Participant is an officer or employee of the Company, a Change in Control occurs and the Participant is terminated without Cause (other than because of Participant’s death or Disability), or the Participant terminates his/her employment for Good Reason during the 24 month period following the occurrence of a Change in Control, the Participant shall be paid a severance payment equal to [two] [CEO] [one and one-half] [NEO] [one] [OTHER KEY MANAGEMENT] times the sum of (i) his or her base salary, plus (ii) his target bonus, both as of the date of this Agreement, payable immediately upon termination; [With respect to only the CEO] provided, however, that the severance amount so calculated shall be reduced by the “Noncompetition Compensation” payable by the Company to Participant pursuant to Section 2.3 below, in exchange and as consideration for Participant making the “Noncompetition Covenant” set forth in  Section 2.3 below. The Company may withhold from such payment all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law.
2.2    No Severance Upon Termination For Cause. If a Change in Control occurs and the Participant is terminated for Cause or because of Participant’s death or Disability or Participant terminates his/her employment without Good Reason or in any event other than as provided in Section 2.1, no severance would be paid under this Agreement.

2.3    [With respect to only the CEO] Compensation for Noncompetition Covenant. If Participant is an officer or employee of the Company, if a Change in Control occurs and if during the 24 month period following the Change in Control Participant is terminated without Cause (other than because of Participants’ death or Disability) or Participant terminates his/her employment for Good Reason, then immediately upon such termination the Company shall pay $350,000 (the “Noncompetition Compensation”) to Participant in exchange for Participant’s covenant not to engage in or otherwise compete against the business engaged in by the Company, directly or indirectly, whether as an employee, consultant, independent contractor, partner, shareholder, investor or in any other capacity, for a one-year period following termination of Participant’s employment with the Company (the “Noncompetition Covenant”). The Company may withhold from the Noncompetition Compensation all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law. The Company and Participant agree that the Noncompetition Compensation represents the reasonable value of the Noncompetition Covenant. Should Participant breach the Noncompetition Covenant, at any time during the one-year period of the Noncompetition Covenant set forth in the first sentence of this Section 2.3, then Participant shall be required to immediately repay to the Company the full amount of the Noncompetition Compensation.
3.    Annual Cash Bonus Award for 2015. In the event of a Change in Control, if Participant has been awarded Performance Units under the 2014 Plan with respect to the year ending December 31, 2015, (i) each such Performance Unit Award that remains outstanding immediately before the Change in Control (or the Effective Time as defined in the Merger Agreement, if the Effective Time actually occurs and occurs later), whether vested or unvested, shall be cancelled and terminated as of the date of the Change in Control (or the Effective Time as defined in the Merger Agreement, if the Effective Time actually occurs and occurs later), and (ii) Participant shall cease to have any rights with respect thereto, except the Participant may, at the Company’s discretion, be paid, subject to any applicable withholding, an amount in cash (without interest), if any, equal to the amount determined by the Compensation Committee between the date of this Agreement and the date of the Change in Control based on its review of the Participant’s individual performance and the Company’s performance compared to the goals established pursuant to such Performance Unit Awards; provided that in no event shall such amount that may be paid to Participant exceed the lesser of (i) the amount accrued in respect of Participant’s Performance Unit Award for 2015 through the date of the Change in Control (or the Closing Date, as defined in the Merger Agreement, if the Effective Time actually occurs and occurs later), determined using the monthly accrual rate for such bonus as applied during the period from January 1, 2015 through June 30, 2015, and (ii) the prorated amount of Participant’s target bonus for 2015 pursuant to such Performance Units determined by multiplying such target bonus under such Performance Units by a fraction the numerator of which is the number of calendar days during 2015 prior to the date of the Change in Control (or the Closing Date, as defined in the Merger Agreement, if the Effective Time actually occurs and occurs later) and the denominator of which is 365. Such payment shall be made by the Company to Participant on the Closing Date. The Company may withhold from such payment all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law.

4.    Equity Compensation Awards. If a Change in Control occurs, with respect to all equity-based Awards to Participant (for clarity, not including Performance Units under the 2014 Plan, which are governed by Section 3), (i) each such equity-based Award that remains outstanding immediately before the Change in Control, whether vested or unvested, shall be cancelled and terminated as of the date of the Change in Control (or the Effective Time as defined in the Merger Agreement, if the Effective Time actually occurs and occurs later), and (ii) in consideration for such cancellation and termination, Participant shall cease to have any rights with respect thereto, except the right to be paid, subject to any applicable withholding, an amount in cash (without interest), if any, equal to the product obtained (determined on an Award by Award basis, but paid cumulatively for all of such Awards of Participant) by multiplying (x) the aggregate number of the Company’s common shares that were nominally subject to such Award (at the target level of performance for any performance-based Award, with such performance condition waived and deemed met) immediately prior to such Change in Control, whether vested or unvested, by (y) the per share consideration paid or payable to the Company’s shareholders in connection with such Change in Control, less, in the case of Awards with an exercise price or base price, such as Options and SARs, the per share exercise or base price; provided that if the per share exercise or base price of such Award is higher than such per share consideration, such Award shall be cancelled without any payment or consideration and all rights with respect to such Award shall terminate as of the date of the Change in Control (or the Effective Time as defined in the Merger Agreement, if the Effective Time actually occurs and occurs later). Such payment shall be made by the Company to Participant on the Closing Date. The Company may withhold from such payment all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law.
5.    Golden Parachute Limitation. Notwithstanding anything in this Agreement or any other agreement, contract or understanding to the contrary or any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant, if the Participant is a “disqualified individual” as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended, or any successor provision, the total amount of all payments of cash or property or other benefits in the nature of compensation contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company's assets, including, without limitation, the benefits provided pursuant to this Agreement or any Other Agreement (as defined in the 2014 Plan) or Benefit Arrangement (as defined in the 2014 Plan), shall not exceed the maximum amount that may be paid to Participant and not be deemed a “parachute payment” resulting in an excise tax to Participant and a loss of compensation deduction to the Company, all within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision. If the payments otherwise provided pursuant to this Agreement would result in Participant receiving such a “parachute payment”, they shall be reduced until the aggregate of all such payments is $1.00 less than the amount that would result in Participant receiving such a “parachute payment”. If such reduction is required, the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Agreement, any Other Agreements (as defined in the 2014 Plan), and any Benefit Arrangements (as defined in the 2014 Plan) that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Agreement be deemed a “parachute payment”, provided that any such payment or benefit that is excluded from the coverage of Section 409A of the Internal Revenue Code of 1986, as amended, or any successor provision, shall be reduced or eliminated prior the reduction or elimination of any benefit that is related to a 409A Award (as defined in the 2014 Plan).
6.    Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Agreement shall survive the termination of Participant’s employment or other association with the Company, shall be fully effective thereafter, and shall be binding upon Participant and upon his heirs, executors, administrators and other legal representatives.
7.    Employment Status. Nothing in this Agreement changes the present status of Participant’s continued employment with the Company or otherwise affects Participant’s present employment status with the Company, which shall remain employment “at will”.
8.    Modification. This Agreement is the complete agreement between the parties and may be modified only by a written instrument executed by Participant and the Company.
9.    Approval. The Company’s Compensation Committee, acting as the committee or administrator under all of the applicable plans, has approved the changes to the Awards described in this Agreement under the applicable plans and Participant and the Company have agreed to any modifications of the Awards provided in this Agreement.
10.    Governing Law; Choice of Forum. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Washtenaw shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Washtenaw County (Michigan) Circuit Court.
11.    Severability. The provisions of this Agreement will be deemed severable, and if one or more of the provisions contained in the Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, (1) such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision has never been contained in this Agreement, and (2) such provisions may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
12.    No Waiver. No waiver of any breach of any agreement or provision contained in this Agreement shall be deemed a waiver of any preceding or succeeding breach of such agreement or provision or of any other agreement or provision contained in this Agreement. No extension of time for performance of any obligation or acts shall be deemed an extension of time for the performance of any other obligation or act.

13.    Successor Obligations. This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns. This Agreement will be binding upon Participant and will inure to Participant’s benefit, but Participant may not assign this Agreement or delegate any of his rights or obligations under this Agreement.
14.    Entire Agreement and Effect on Other Severance and Change in Control Agreements. This Agreement constitutes the entire agreement between the Company and Participant with respect to the subject matter of this Agreement. If any payment is made to Participant pursuant to this Agreement, this Agreement supersedes all prior agreements and understandings, both oral and written, between the Company or any of its subsidiaries and Participant with respect to the subject matter of this Agreement, including without limitation, the terms of any of the Awards, any Other Agreement or Benefit Arrangement (both as defined in the 2014 Plan), and any employment, consulting, independent contractor, change in control, severance or other service or compensation agreement, arrangement or offer letter with the Company or any of its subsidiaries, but not including any Company plans subject to the Employee Retirement Income Security Act, as amended.
IN WITNESS WHEREOF, the Company and Participant have signed this Agreement as of the date set forth in the introductory paragraph of this Agreement.
TECUMSEH PRODUCTS COMPANY
By:
[Name of Officer]
Its:

[Participant]